Exhibit 99.2

PennyMac Mortgage Investment Trust February 3, 2016 Fourth Quarter 2015 Earnings Report

4Q15 Earnings Report 2 This presentation contains forward - looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934 , as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change . Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward - looking statements . Actual results and operations for any future period may vary materially from those projected herein, from past results discussed herein, or illustrative examples provided herein . Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to : changes in our investment objectives or investment or operational strategies ; volatility in our industry, the debt or equity markets, the general economy or the residential finance and real estate markets ; changes in general business, economic, market, employment and political conditions or in consumer confidence ; declines in residential real estate or significant changes in U . S . housing prices or activity in the U . S . housing market ; availability of, and level of competition for, attractive risk - adjusted investment opportunities in residential mortgage loans and mortgage - related assets that satisfy our investment objectives ; concentration of credit risks to which we are exposed ; the degree and nature of our competition ; our dependence on our manager and servicer, potential conflicts of interest with such entities, and the performance of such entities ; availability, terms and deployment of short - term and long - term capital ; unanticipated increases or volatility in financing and other costs ; the performance, financial condition and liquidity of borrowers ; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties ; the quality and enforceability of the collateral documentation evidencing our ownership and rights in the assets in which we invest ; increased rates of delinquency, default and/or decreased recovery rates on our investments ; increased prepayments of the mortgages and other loans underlying our mortgage - backed securities and other investments ; the degree to which our hedging strategies may protect us from interest rate volatility ; our failure to maintain appropriate internal controls over financial reporting ; our ability to comply with various federal, state and local laws and regulations that govern our business ; changes in legislation or regulations or the occurrence of other events that impact the business, operations or prospects of government agencies, mortgage lenders and/or publicly - traded companies ; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules ; changes in government support of homeownership ; changes in government or government - sponsored home affordability programs ; changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of real estate investment trusts, or REITs ; limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a REIT for U . S . federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U . S . federal income tax purposes and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules ; and the effect of public opinion on our reputation . You should not place undue reliance on any forward - looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time . The Company undertakes no obligation to publicly update or revise any forward - looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only . Forward - Looking Statements

3 Fourth Quarter Highlights • Net income of $15.7 million on net investment income of $50.6 million – Diluted earnings per share of $0.21; return on equity of 4% – Dividend of $0.47 per share declared on December 10, 2015 – Book value per share decreased to $20.28 at December 31, 2015 • Segment pretax results: Investment Activities: $(6.1) million; Correspondent Production: $13.1 million – Investment Activities results were impacted by reduced contribution from distressed loan investments driven by lower home prices versus prior forecasts and increased yield requirements – Strong performance in Correspondent Production resulting from $3.5 billion in conventional correspondent acquisitions and higher gain on mortgage loans • Continued strong cash flows from PMT’s existing investments, including $113.5 million in cash proceeds generated from the liquidation of mortgage loans and REO • New investments in GSE credit risk transfer (CRT) on PMT’s correspondent production and mortgage servicing rights (MSRs) – MSR and ESS investments, related to $94.3 billion in unpaid principal balance (UPB), grew to $872 million at December 31, 2015 – Added $42 million in new MSR investments resulting from PMT’s correspondent production activities – Investment to date of $107 million in the second CRT transaction with Fannie Mae on $3.0 billion of PMT’s production (1) ; final investment for this transaction expected to total $140 million when completed (1) Although definitive documentation has been executed, this credit risk transfer transaction is subject to continuing due dilig enc e and customary closing conditions, including required regulatory approvals. There can be no assurance regarding the size of the transaction or that the transaction will be complet ed at all. 4Q15 Earnings Report

4 Recent Developments After Quarter End • PMT, through one of its wholly - owned subsidiaries, was approved as a multifamily Seller / Servicer for Freddie Mac’s Small Balance Loan (SBL) program – Significant development for the commercial mortgage business – Loan programs for the purchase and refinancing of smaller multifamily properties – PMT plans to retain first loss “B - pieces” from securitization as attractive credit risk investments • The Federal Housing Finance Agency (FHFA) finalized a rule that will result in the termination of PMT’s captive insurance subsidiary’s membership in the Federal Home Loan Bank (FHLB) Des Moines – PMT had sought to utilize FHLB financing for certain assets such as prime non - Agency loans and commercial real estate loans – Limited impact as PMT is transitioning its existing FHLB borrowings to bank financing – Shift in focus of PMT’s small balance commercial real estate finance business to Freddie Mac and government - insured multifamily programs 4Q15 Earnings Report

3.0% 3.5% 4.0% 4.5% 5.0% Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Hundreds Average 30 - year fixed rate mortgage (1) 4.0 4.5 5.0 5.5 6.0 6.5 Jan-14 Feb-14 Mar-14 Apr-14 May-14 Jun-14 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 New Home Sales Existing Home Sales 5 Current Market Environment and Outlook 4Q15 Earnings Report Home Sales, Seasonally Adjusted Annual Pace • Concerns about the global economy and falling oil prices have driven significant market volatility, resulting in credit spread widening • Mortgage rates remain low – Increased slightly in 4Q15 – Have fallen after quarter end driven by flight to quality in U.S. Treasuries • FHFA Scorecard for the GSEs reflects their central role in the mortgage market – Calls for increased volume of credit risk transfer • Housing fundamentals poised for continued improvement – Pace of total home sales continues to grow steadily – Increased new construction expected to boost supply • TILA - RESPA Integrated Disclosure (TRID) went into effect in October – Some initial delays and extended closing timelines 3.85% 4.01% (Units in millions) (2) (3) 6.0 5.1 (1) Freddie Mac Primary Mortgage Market Survey. 3.81% as of 1/21/2016 (2) National Association Realtors - seasonally adjusted (3) Census Bureau - seasonally adjusted

Fourth Quarter Income and Return Contributions by Strategy

($ in millions)	Income Contribution(1)(2)	WA Equity Allocated(3)	Annualized Return on Equity (ROE)
Credit sensitive strategies:			
Distressed loan investments	$ (2.9)	$ 852	-1.4%
Other credit sensitive strategies			
GSE credit risk transfer	$ (0.7)		
Non-Agency subordinate bonds	$ (0.7)		
Commercial real estate finance	$ 0.1		
Subtotal other credit sensitive strategies	$ (1.3)	$ 76	-6.8%
Credit sensitive strategies	**$ (4.2)**	**$ 928**	**-1.8%**
Interest rate sensitive strategies:			
MSRs (incl. recapture)	$ 11.5		
ESS (incl. recapture)	$ 14.1		
Agency MBS	$ (1.3)		
Non-Agency senior MBS (incl. jumbo)	$ (0.7)		
Interest rate hedges	$ (14.7)		
Interest rate sensitive strategies	**$ 9.1**	**$ 429**	**8.5%**
Correspondent production	**$ 13.3**	**$ 89**	**60.3%**
Cash, short term investments, and other	$ 0.6	$ 73	3.2%
Management fees & corporate expenses	$ (11.9)		
Benefit from income tax expense	$ 8.8		
Net income	**$ 15.7**	**$ 1,518**	**4.1%**

(1) Income contribution is net of any direct expenses associated with investments (e.g., loan fulfillment fees, loan servicing fees)
(2) MSR, ESS and distressed loan strategies include an allocation of exchangeable senior notes and associated expenses
(3) Management's internal allocation of equity. Amounts represent weighted averages during the period

- Distressed loan investments underperformed driven by lower home prices versus prior forecasts and increased yield requirements – see page 18 for details
- Credit risk transfer income offset by valuation losses on the retained bonds resulting from wider credit spreads
- Interest rate sensitive strategies underperformed expectations due to interest rate and spread volatility
- Strong results from correspondent production driven by higher gain on mortgage loans – see page 20 for details

PennyMac® 4Q15 Earnings Report | 6

Objective of Superior Returns Over the Long Term Through Multiple Strategies

Credit sensitive strategies

- **Distressed Residential Whole Loans**
- **GSE Risk Transfers & Subordinate Bonds**[1]
- **Commercial Real Estate Loans**

Interest rate sensitive strategies

- **MSRs & ESS**
- **Prime Non-Agency Loans**[2]
- **Agency & Senior Non-Agency MBS**

Correspondent Loan Aggregation

- PMT's focus is mortgage-related investments that require specialized operational capabilities enabled by our relationship with PennyMac Financial Services (PFSI)
- Opportunistic investment in distressed whole loans
- Recent capital deployment has favored interest rate and credit sensitive strategies:
  - Correspondent loan aggregation which also creates long-term investments in MSRs and credit risk transfers
  - Excess servicing spread (ESS) resulting from the co-investment in bulk, mini-bulk and flow MSR acquisitions by PFSI
  - Development of small balance-focused Commercial Real Estate Finance investments
- Increasing emphasis on repeatable, organically created investments designed to produce improved earnings predictability and reduced volatility
- Repurchase of PMT's common shares is a highly attractive use of capital at current market prices

(1) Includes subordinate bonds from private-label securitizations
(2) Includes retained senior MBS from private-label securitizations

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Targeted Returns of PMT's Strategies

Strategy	Targeted Unlevered Yield	Targeted Gross Pretax Return on Equity[1]	
Distressed Residential Whole Loans	6% - 8%	12% - 16%	Credit sensitive strategies
GSE Risk Transfers & Subordinate Bonds[2]	6% - 7.5%	11% - 14%	Credit sensitive strategies
Commercial Real Estate Loans	4.5% - 7%	11% - 15%	Credit sensitive strategies
MSRs & ESS	7.5% - 12% (incl. expected recapture contribution)	9% - 16%	Interest rate sensitive strategies – includes investments with offsetting exposures
Prime Non-Agency Loans[3]	4% - 6%	8% - 13%	Interest rate sensitive strategies – includes investments with offsetting exposures
Agency & Senior Non-Agency MBS	2% - 6%	6% - 12%	Interest rate sensitive strategies – includes investments with offsetting exposures
Correspondent Loan Aggregation	10 bps - 15 bps of production	26% - 36%	

Note: This slide presents examples for illustrative purposes only, using PMT's base case assumptions (e.g., for credit performance, prepayment speeds, financing economics). Actual results may differ materially. Please refer to the disclaimers on slide 2.

[1] Annual gross return contribution targeted over the life of the investment net of estimated direct expenses associated with each strategy (e.g., loan servicing fees, loan fulfillment fees). Targeted returns on equity do not reflect intra-month variability, e.g., in correspondent loan aggregation, and any excess cash required. Gross return contribution does not include an allocation of management fees, corporate operating and other administrative expenses. PMT may employ hedge strategies that reduce gross return of certain strategies. Certain strategies are subject to tax expense associated with the taxable REIT subsidiary.

[2] Includes subordinate bonds from private-label securitizations

[3] Includes retained senior MBS from private-label securitizations

PennyMac® 4Q15 Earnings Report | 8

Mortgage Investment Activities

Strong Liquidation and Resolution Performance in Distressed Loan Investments

- UPB of total liquidation activities, which are comprised of payoffs, foreclosure sales to third parties, short sales and real estate owned (REO) sales, increased 15% from 3Q15
  - REO sales up 47% Q/Q driven by properties in inventory completing the eviction process
  - Short sales and foreclosure sales declined as more loans were modified
- Modification activity increased 26% Q/Q
  - Sustained increase in modification pipeline since 2Q15 driving growth in completed modifications
- Loans transitioning to REO from foreclosure decreased 21% from 3Q15
- REO rental portfolio totaled $8.8 million at December 31, 2015



Resolution Activity (UPB)
($ in millions)
Payoffs
3Q15
4Q15
$16
$21
Foreclosure sales
3Q15
4Q15
$10
$7
Short sales
3Q15
4Q15
$31
$14
REO sales
3Q15
4Q15
$74
$109
Total Liquidation Activities
3Q15
4Q15
$131
$151
Modifications
3Q15
4Q15
$79
$99
Foreclosure to REO
3Q15
4Q15
$103
$81

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Correspondent production sellers 3Q15 400 Purchase money loans, as % of total acquisitions 77% 86% Selected Operational Metrics 4Q15 432 • Correspondent acquisitions totaled $10.0 billion, down 30% Q/Q – Resulting from higher rates, seasonal factors and to a lesser extent TRID – Conventional conforming and jumbo acquisitions were $3.5 billion; locks were $3.6 billion – Total lock volume of $10.6 billion, down 22% Q/Q • 4Q15 acquisitions were 38% higher than 4Q14 – Includes a 25% Y/Y increase in conventional conforming acquisitions • January correspondent acquisitions totaled $3.3 billion ; locks totaled $2.9 billion • Lock volumes from small to medium sized lenders accounted for $2.5 billion in 4Q15 Correspondent Production Volume and Mix Correspondent Production Volumes Reflect Seasonally Smaller Market (1) For Government loans, PMT earns a sourcing fee and interest income for its holding period and does not pay a fulfillment fee ($ in billions) UPB (1) (1) 11 $2.8 $2.8 $3.6 $4.1 $3.5 $4.4 $5.1 $8.3 $10.3 $6.6 $7.5 $9.5 $14.4 $13.6 $10.6 $0 $4 $8 $12 $16 4Q14 1Q15 2Q15 3Q15 4Q15 Govt Jumbo Conventional Conforming Total Locks 4Q15 Earnings Report

12 Correspondent Drives Continued Investment in GSE Credit Risk Transfer • Investment to date of $107 million related to CRT 2015 - 2 (1) – Class M1 bond expected to total ~$140 million when completed in February 2016 • Total CRT investments reached $147 million at December 31, 2015 • Transactions align with Fannie Mae’s desire to attract additional capital to GSE credit risk transfers • PMT is well positioned to continue to enter into these transactions with the GSEs Summary of PMT’s Credit Risk Transfer Transactions $2.8 $2.8 $3.6 $4.1 $3.5 $1 $2 $3 $4 $5 4Q14 1Q15 2Q15 3Q15 4Q15 UPB ($ in billions) PMT’s Total Conventional Conforming Production 2015 - 2 2015 - 1 Deal Size (UPB in billions) 4.0$ 1.2$ Class M1 Bond (in millions) 140.0$ 40.4$ Initial Net Capital Investment (2) (in millions) 50.0$ 15.0$ CRT (2) Net of financing Italics represent estimates (1) Although definitive documentation has been executed, this credit risk transfer transaction is subject to continuing due diligence and customary closing conditions, including required regulatory approvals. There can be no assurance regarding the size of the transaction or that the transaction will be completed at all. 4Q15 Earnings Report

Correspondent Also Continues to Drive MSR Investments 13 ($ in millions) • Continued portfolio growth as investments in MSR and ESS reached $872 million, related to underlying loans with a UPB of $94.3 billion, at December 31, 2015 – Organic MSR investments resulting from correspondent production activity reached $460 million, up from $423 million at September 30, 2015 – ESS investments resulting from bulk, mini - bulk and flow MSR acquisitions by PFSI was $412 million, down from $419 million at September 30, 2015 driven by prepayment activity MSR and ESS Assets at Period End Carrying value on balance sheet Related UPB Ŷ MSRs Ŷ ESS Ŷ UPB (right axis) $549 $581 $754 $842 $872 $60,000 $70,000 $80,000 $90,000 $100,000 $110,000 $0 $200 $400 $600 $800 $1,000 4Q14 1Q15 2Q15 3Q15 4Q15 4Q15 Earnings Report

Financial Results

15 Pretax Income (Loss) by Operating Segment Note: Figures may not sum exactly due to rounding Investment Correspondent Total Pretax ($ in millions) Activities Production Income 4Q14 11.0$ 0.9$ 11.9$ 1Q15 (8.2)$ 4.4$ (3.8)$ 2Q15 19.9$ 5.2$ 25.1$ 3Q15 34.9$ 10.2$ 45.1$ 4Q15 (6.1)$ 13.1$ 6.9$ 4Q15 Earnings Report

Investment Activities Segment Results

($ in thousands)	Quarter Ended December 31, 2015	Quarter Ended September 30, 2015
Revenues:		
Net gain on investments:		
Mortgage loans at fair value	$ 1,987	$ 31,909
Mortgage loans held by variable interest entity net of asset-backed secured financing	(1,657)	(2,331)
Mortgage-backed securities	(6,054)	2,598
CRT Agreements	(426)	626
Excess servicing spread investment	8,740	(7,844)
	2,590	24,958
Net interest income		
Interest income	43,771	47,690
Interest expense	26,573	31,390
	17,198	16,300
Net loan servicing fees	7,902	20,791
Other	(5,096)	(1,691)
Total revenues	22,594	60,358
Expenses:		
Servicing and Management fees payable to PennyMac Financial Services, Inc.[1]	17,099	16,664
Other	11,626	8,760
Total expenses	28,725	25,424
Pretax income	**$ (6,131)**	**$ 34,934**

[1] Servicing fees include both special servicing for PMT's distressed portfolio and subservicing for PMT's mortgage servicing rights

- Segment revenue decreased 63% Q/Q:
  - Net gain on investments decreased 90% Q/Q, driven by:
    - Significant decline in distressed loan portfolio valuation gains (see slide 18)
    - MBS portfolio fair value loss of $7.7 million, partially offset by ESS valuation gains, due to the impact of higher interest rates
    - ESS gains include $1.9 million in recapture income
  - Net interest income increased 6% Q/Q (see slide 17)
  - Net loan servicing fees decreased 62% Q/Q, primarily driven by a $7.7 million hedge loss in excess of MSR valuation gains and impairment recovery
  - Loss in Other revenues from increased advances on the REO portfolio
- Expenses increased 13% Q/Q
  - Driven by expenses related to the ongoing preservation of interests in nonperforming loans

PennyMac®
4Q15 Earnings Report | 16

17 Interest Income Is a Large Component of Investment Activities Returns • Total interest income from Investment Activities was $43.8 million, an 8% Q/Q decrease • Total interest expense from Investment Activities was $26.6 million, a 15% Q/Q decrease • Interest income from the distressed loan portfolio was $28.4 million, up 17% Q/Q – Capitalized interest on loan modifications of $22.8 million, up 54% Q/Q (1) • ESS interest income was $7.8 million, down 3% Q/Q (1) Capitalized interest from loan modifications increases interest income and generally reduces gains from loan valuations 4Q15 Earnings Report ($ in thousands) Short-term investments 398$ 115$ Mortgage-backed securities 2,513 2,614 Mortgage loans: At fair value 28,446 24,364 Held by variable interest entity 4,464 5,598 Acquired for sale at fair value 43 6,956 Total mortgage loans 32,953 36,918 Excess spread investment 7,769 8,026 Other 138 17 Total interest income 43,771 47,690 Interest expense 26,573 31,390 Net interest income 17,198$ 16,300$ Quarter ended December 31, 2015 Quarter ended September 30, 2015

Investment Gains and Cash Flows from the Distressed Loan Portfolio

- Net gains on distressed loans totaled $2.0 million, a decrease from $31.9 million in 3Q15
  - Lower actual home prices versus prior forecasts offset by an increase in expectations for future home price appreciation
  - Nonperforming loan values were negatively impacted by increased yield requirements
  - Slower than expected transition of loans from foreclosure status to REO
    - Expected realization value reduced on certain loans due to higher advances resulting from extended resolution timelines
  - Loan modification activity increased from 3Q15, which tends to increase interest income and decrease gains on loan valuations
- Cash proceeds from liquidation activity on loans and REO totaled $113.5 million
  - Accumulated gains on assets liquidated during the quarter were $3.3 million, and gains on liquidation were $9.1 million

Net Gains on Mortgage Loans

($ in thousands)	Quarter ended Dec. 31, 2015	Quarter ended Sept. 30, 2015
Valuation Changes:		
Performing loans	$ (2,207)	$ 6,007
Nonperforming loans	1,553	23,051
	(654)	**29,058**
Payoffs	2,641	2,911
Sales	-	(60)
	$ 1,987	**$ 31,909**

Cash Proceeds and Gain on Liquidation

($ in thousands)	Quarter ended December 31, 2015		
	Proceeds	Accumulated gains[1]	Gain on liquidation[2]
Mortgage loans	$ 47,465	$ 4,102	$ 2,697
REO	66,050	(759)	6,374
	$ 113,515	$ 3,343	$ 9,071

[1] Represents valuation gains and losses recognized during the period the Company held the respective asset, but excludes the gain or loss recorded upon sale or repayment of the respective asset
[2] Represents the gain or loss recognized as of the date of sale or repayment of the respective asset

PennyMac®
4Q15 Earnings Report | 18

19 Valuation of MSRs and Excess Servicing Spread (ESS) • PMT carries most of its MSRs at the lower of amortized cost or fair value (“LOCOM”) – MSRs where the note rate on the underlying loan is less than or equal to 4.5% • The fair value of MSRs carried at LOCOM was $31.0 million in excess of the carrying value at December 31, 2015, compared to $21.2 million at September 30, 2015 4Q15 Earnings Report At 12/31/2015 Under lower of amortized cost or fair value Under fair value Fair value Pool UPB $35,842 $6,459 $51,966 Pool weighted average coupon 3.85% 4.73% 4.10% Pool prepayment speed assumption (CPR) 9.6% 13.2% 9.5% Weighted average servicing fee/spread 0.26% 0.25% 0.17% Fair value $424.2 $66.6 $412.4 As multiple of servicing fee 4.64 4.07 4.61 Carrying (accounting) value $393.2 $66.6 $412.4 Fair value in excess of carrying value $31.0 ($ in millions) Mortgage Servicing Rights Excess Servicing Spread

Correspondent Production Segment Results

($ in thousands)	Quarter Ended Dec. 31, 2015	As % of Interest Rate Lock Commitments[1]		Quarter Ended Sept. 30, 2015	As % of Interest Rate Lock Commitments[1]	
Revenues:						
Net gain on mortgage loans acquired for sale	$ 15,780	0.43%		$ 13,884	0.34%	
Net interest income	5,228	0.14%		7,378	0.18%	
Other income	6,966	0.19%		9,154	0.22%	
	$ 27,974	0.77%		$ 30,416	0.74%	
Expenses:						
Loan fulfillment, servicing, and management fees payable to PennyMac Financial Services, Inc.	$ 13,307	0.37%	(2)	$ 18,367	0.45%	(2)
Other	1,608	0.04%		1,876	0.05%	
	$ 14,915	0.41%		$ 20,243	0.49%	
Pretax income	**$ 13,059**	**0.36%**		**$ 10,173**	**0.25%**	

- Segment revenue totaled $28.0 million, an 8% decrease from 3Q15
  - Higher gain on mortgage loans driven by optimizing GSE deliveries and specified loan sales
  - Partially offset by lower interest income driven by a reduction in loan inventory Q/Q and a decline in correspondent acquisition volumes
- Conventional conforming acquisition volumes increased 25% from a year earlier
  - Growing volume drives improved secondary market execution opportunities
- Fulfillment fee expense decreased $5.1 million Q/Q driven by lower acquisition volumes and a 6bp decline in the weighted average fulfillment fee; fulfillment fee paid for the quarter was 37bp, down from 43bp in 3Q15[2]
  - Primarily resulting from contractual discretionary reductions in the fulfillment fee in order to facilitate PMT's successful acquisition of certain loan transactions

(1) Conventional conforming and jumbo interest rate lock commitments.
(2) Fulfillment fees are based on funding volumes. Contractual fulfillment fee is in general 0.50% of the funding of conventional and jumbo loans, subject to reductions at specified volumes and discretionary reductions by PFSI.

PennyMac® 4Q15 Earnings Report | 20

Appendix

Book value per share (1) 11% 22 PMT Dividends and Book Value Over Time 14% 10% 19% 14% 7% 7% Return on Equity (2) (1) At period end. Book value per share in 4Q13 was reduced by two dividends declared in that quarter. (2) Return on average equity during the respective quarter; return on average equity is calculated based on annualized quarterly net income as a percentage of monthly average shareholders’ equity during the period. 2% EPS & Dividend $0.57 $0.69 $0.50 $0.93 $0.69 $0.34 $0.09 $0.36 $0.49 $0.21 $0.57 $0.59 $0.59 $0.59 $0.61 $0.61 $0.61 $0.61 $0.47 $0.47 $20.28 $17 $18 $19 $20 $21 $22 $0.00 $0.25 $0.50 $0.75 $1.00 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 Diluted EPS Dividend Book value per share (right axis) 10% 4% 4Q15 Earnings Report

$4,358 $5,279 $6,159 $4,965 $5,128 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 4Q14 1Q15 2Q15 3Q15 4Q15 Correspondent loan inventory (2) PMT’s L ong - Term Investments Ŷ Retained interests from private - label securitizations Ŷ MSRs and ESS Ŷ Agency and non - Agency MBS Ŷ Distressed whole loans and REO 23 PMT's Mortgage Assets and Leverage Ratio Over Time Leverage ratio (1) 2 .0x 2.6x 3.2x (1) All borrowings, including exchangeable senior notes and asset - backed secured financing of the variable interest entity, divided by shareholders’ equity at period end (2) 2Q15 amounts included $649 million of loans delivered into credit risk transfer transaction Mortgage Assets ($ in millions) 2.6x 2.8x 4Q15 Earnings Report

Management of PMT's Interest Rate Risk[1]

Estimated Sensitivity to Changes in Interest Rates
At 12/31/15


% change in PMT shareholders' equity
8%
6%
4%
2%
0%
-2%
-4%
-6%
-8%
-100
-75
-50
-25
0
25
50
75
100
Instantaneous parallel shock in interest rates (in bps)
"Long" Assets(2)
MSRs/ESS and Hedges(3)
Net Exposure(4)

- PMT's interest rate risk exposure is managed on a "global" basis
  - Disciplined hedging
  - Multiple mortgage-related investment strategies with complementary interest rate sensitivities

(1) Analysis does not include PMT assets for which interest rates are not a key driver of values, i.e., distressed whole loans and REO. The sensitivity analyses on the slide and the associated commentary are limited in that they are estimates as of December 31, 2015; only reflect movements in interest rates and do not contemplate other variables; do not incorporate changes in the variables in relation to other variables; are subject to the accuracy of various models and assumptions used; and do not incorporate other factors that would affect the Company's overall financial performance in such scenarios, including operational adjustments made by management to account for changing circumstances. For these reasons, the preceding estimates should not be viewed as an earnings forecast.

(2) Includes loans acquired for sale and IRLCs, net of associated hedges, Agency and Non-Agency MBS assets

(3) Includes MSRs, ESS, and hedges which include put and call options on MBS, Eurodollar futures and Treasury futures

(4) Net exposure represents the net position of the "Long" Assets Position and the MSR/ESS Investments and Hedges

PennyMac® 4Q15 Earnings Report | 24

$877 $1,216 $1,134 $0 $500 $1,000 $1,500 $2,000 $2,500 Fair Value on Balance Sheet Collateral Value Unpaid Principal Balance $1,223 $1,731 $1,703 $0 $500 $1,000 $1,500 $2,000 $2,500 Fair Value on Balance Sheet Collateral Value Unpaid Principal Balance 25 Nonperforming Loans (at December 31, 2015) Performing Loans (at December 31, 2015) • Nonperforming loans are held on average at a 30% discount to current property value – earned over expected liquidation timeline net of expected costs, plus additional value from property appreciation and reperformance of rehabilitated loans • PMT advances funds for items such as property taxes and property preservation to protect the value of its investment in the underlying property; these advances are recovered from the proceeds when the loan is liquidated • Performing loans provide ongoing cash interest income and, as they season, the opportunity to monetize gains through payoffs, refinances, or loan sales Carrying Values for PMT’s Distressed Whole Loans (in millions) (in millions) 4Q15 Earnings Report

Distressed Portfolio by Acquisition Period

1Q10	Purchase	4Q15
Balance ($mm)	$ 182.7	32.9
Pool Factor[1]	1.00	0.18
Current	6.2%	35.4%
30	1.6%	9.2%
60	5.8%	6.2%
90+	37.8%	13.2%
FC	46.4%	21.3%
REO	2.3%	14.6%

2Q10	Purchase	4Q15
Balance ($mm)	$ 195.5	28.5
Pool Factor[1]	1.00	0.15
Current	5.1%	27.9%
30	2.0%	14.1%
60	4.1%	4.7%
90+	42.8%	15.0%
FC	45.9%	31.0%
REO	0.0%	7.2%

3Q10	Purchase	4Q15
Balance ($mm)	$ 146.2	19.4
Pool Factor[1]	1.00	0.13
Current	1.2%	32.6%
30	0.4%	13.0%
60	1.3%	4.5%
90+	38.2%	15.2%
FC	58.9%	24.9%
REO	0.0%	9.7%

4Q10	Purchase	4Q15
Balance ($mm)	$ 277.8	49.2
Pool Factor[1]	1.00	0.18
Current	5.0%	36.4%
30	4.0%	12.0%
60	5.1%	2.4%
90+	26.8%	16.3%
FC	59.1%	15.5%
REO	0.0%	17.5%

1Q11	Purchase	4Q15
Balance ($mm)	$ 515.1	136.2
Pool Factor[1]	1.00	0.26
Current	2.0%	28.0%
30	1.9%	4.3%
60	3.9%	2.4%
90+	25.9%	21.2%
FC	66.3%	30.6%
REO	0.0%	13.4%

2Q11	Purchase	4Q15
Balance ($mm)	$ 259.8	77.7
Pool Factor[1]	1.00	0.30
Current	11.5%	27.9%
30	6.5%	10.7%
60	5.2%	4.1%
90+	31.2%	20.9%
FC	43.9%	23.0%
REO	1.7%	13.5%

3Q11	Purchase	4Q15
Balance ($mm)	$ 542.6	133.4
Pool Factor[1]	1.00	0.25
Current	0.6%	33.3%
30	1.3%	8.3%
60	2.0%	1.8%
90+	22.6%	18.3%
FC	73.0%	21.3%
REO	0.4%	17.0%

4Q11	Purchase	4Q15
Balance ($mm)	$ 49.0	23.5
Pool Factor[1]	1.00	0.48
Current	0.2%	34.6%
30	0.1%	6.0%
60	0.2%	2.8%
90+	70.4%	22.3%
FC	29.0%	22.9%
REO	0.0%	11.4%

1Q12
No Pools Purchased in this Quarter.

2Q12	Purchase	4Q15
Balance ($mm)	$ 402.5	129.8
Pool Factor[1]	1.00	0.32
Current	45.0%	40.5%
30	4.0%	11.3%
60	4.3%	4.3%
90+	31.3%	19.2%
FC	15.3%	18.3%
REO	0.1%	6.4%

3Q12	Purchase	4Q15
Balance ($mm)	$ 357.2	149.9
Pool Factor[1]	1.00	0.42
Current	0.0%	27.9%
30	0.0%	4.1%
60	0.1%	0.9%
90+	49.1%	18.5%
FC	50.8%	27.6%
REO	0.0%	21.0%

4Q12	Purchase	4Q15
Balance ($mm)	$ 290.3	141.0
Pool Factor[1]	1.00	0.49
Current	3.1%	35.6%
30	1.3%	9.4%
60	5.4%	5.8%
90+	57.8%	14.3%
FC	32.4%	19.5%
REO	0.0%	15.4%

[1] Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition

PennyMac®
4Q15 Earnings Report | 26

Distressed Portfolio by Acquisition Period (cont.)

1Q13		
	Purchase	4Q15
Balance ($mm)	$ 366.2	189.2
Pool Factor(1)	1.00	0.52
Current	1.6%	46.8%
30	1.5%	8.9%
60	3.5%	5.4%
90+	82.2%	16.0%
FC	11.2%	13.6%
REO	0.0%	9.2%

2Q13		
	Purchase	4Q15
Balance ($mm)	$ 397.3	262.0
Pool Factor(1)	1.00	0.66
Current	4.8%	32.4%
30	7.4%	7.7%
60	7.6%	3.9%
90+	45.3%	17.1%
FC	34.9%	24.4%
REO	0.0%	14.6%

3Q13		
	Purchase	4Q15
Balance ($mm)	$ 929.5	596.5
Pool Factor(1)	1.00	0.64
Current	0.8%	23.9%
30	0.3%	3.4%
60	0.7%	2.0%
90+	58.6%	17.7%
FC	39.6%	33.0%
REO	0.0%	19.9%

4Q13		
	Purchase	4Q15
Balance ($mm)	$ 507.3	383.6
Pool Factor(1)	1.00	0.76
Current	1.4%	16.9%
30	0.2%	1.5%
60	0.0%	0.8%
90+	38.3%	16.0%
FC	60.0%	46.6%
REO	0.0%	18.2%

1Q14		
	Purchase	4Q15
Balance ($mm)	$ 439.0	338.8
Pool Factor(1)	1.00	0.77
Current	6.2%	18.2%
30	0.7%	2.5%
60	0.7%	1.1%
90+	37.5%	16.0%
FC	53.8%	46.7%
REO	1.1%	15.5%

2Q14		
	Purchase	4Q15
Balance ($mm)	$ 37.9	31.2
Pool Factor(1)	1.00	0.82
Current	0.7%	31.9%
30	0.6%	5.3%
60	1.4%	1.1%
90+	59.0%	33.7%
FC	38.2%	20.0%
REO	0.0%	8.0%

3Q14
No Pools Purchased in this Quarter.

4Q14		
	Purchase	4Q15
Balance ($mm)	$ 330.8	296.4
Pool Factor(1)	1.00	0.90
Current	1.6%	23.1%
30	1.6%	4.5%
60	7.1%	3.2%
90+	52.7%	30.4%
FC	36.9%	31.2%
REO	0.0%	7.5%

1Q15		
	Purchase	4Q15
Balance ($mm)	$ 310.2	277.7
Pool Factor(1)	1.00	0.90
Current	1.8%	12.8%
30	0.3%	1.1%
60	0.1%	0.9%
90+	66.7%	26.9%
FC	31.1%	44.9%
REO	0.0%	13.3%

2Q15
No Pools Purchased in this Quarter.

3Q15
No Pools Purchased in this Quarter.

(1) Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition

PennyMac® 4Q15 Earnings Report | 27

Fundings and Locks by Product 28 Note: Figures may not sum exactly due to rounding 4Q15 Earnings Report ($ in millions) 4Q14 1Q15 2Q15 3Q15 4Q15 Fundings Conventional 2,772$ 2,831$ 3,553$ 4,055$ 3,460$ Government 4,389 5,106 8,316 10,348 6,558 Jumbo 116 59 26 19 12 Total 7,276$ 7,996$ 11,895$ 14,421$ 10,030$ Locks Conventional 2,844$ 3,433$ 4,404$ 4,085$ 3,630$ Government 4,473 6,010 9,936 9,483 7,001 Jumbo 172 70 41 32 14 Total 7,489$ 9,512$ 14,381$ 13,599$ 10,645$

Net Cash Flows from Existing Investments

Reconciliation of Non-GAAP Financial Measure

($ in thousands)	Quarter Ended				
	Dec 31, 2015	Sept 30, 2015	June 30, 2015	March 31, 2015	Dec 31, 2014
Cash flows from investing activities[1]	**$ 81,054**	**$ (22,526)**	**$ 44,642**	**$ (91,348)**	**$ (280,305)**
Adjustments to remove items:					
Purchase of mortgage-backed securities at fair value	22,604	37,095	-	25,129	112,050
Purchase of mortgage loans at fair value	-	-	(1,653)	241,981	271,587
Purchase of excess servicing spread	102	84,165	140,875	46,412	13,246
Purchase of credit risk transfer securities	59,555	87,891	-	-	-
Settlements of derivative financial instruments	(1,957)	(1,788)	(2,912)	13,466	2,557
Margin deposits and restricted cash	(6,710)	(37,441)	20,211	15,792	(4,678)
Net purchase of mortgage servicing rights	1,975	-	-	-	-
Net decrease in short-term investments	10,347	(899)	(12,532)	(94,951)	102,448
Sale of mortgage-backed securities at fair value	-	-	-	-	(68,284)
Bulk sale of mortgage loans at fair value	-	-	(1,074)	(939)	-
	$ 166,970	**$ 146,497**	**$ 187,557**	**$ 155,542**	**$ 148,621**
Other adjustments:					
Debt repayment on investment liquidations/sales[2]	$ (104,158)	$ (93,962)	$ (126,254)	$ (103,031)	$ (95,462)
Servicing fees[3]	$ 28,524	$ 25,500	$ 25,887	$ 22,629	$ 23,020
Net interest income from Investment Activities[4]	$ 17,198	$ 16,300	$ 11,360	$ 11,647	$ 17,948
Less capitalized interest	$ (22,775)	$ (14,849)	$ (9,921)	$ (10,209)	$ (26,045)
Expenses[5]	$ (30,785)	$ (28,114)	$ (28,203)	$ (26,067)	$ (27,837)
Net cash flows from existing investments	**$ 54,974**	**$ 51,372**	**$ 60,426**	**$ 50,511**	**$ 40,245**

[1] Quarterly cash flows from investing activities are derived from the Company's year-to-date statements of cash flows
[2] Debt repayment from liquidations calculated based on debt advance rates for each asset type
[3] Revenue component of net loan servicing fees as reported quarterly
[4] Investment Activities segment net interest income from the quarterly segment income statement
[5] Quarterly income statement items excluding noncash items and fulfillment fees

PennyMac® 4Q15 Earnings Report | 29

Opportunity for PFSI and PMT in MSR Acquisitions

Why Are MSR Sales Occurring?	How Do MSRs Come to Market?	Which MSR Transactions Are Attractive?

Why Are MSR Sales Occurring?

- Large servicers may sell MSRs due to continuing operational pressures, higher regulatory capital requirements for banks (treatment under Basel III) and a re-focus on core customers/businesses
- Independent mortgage banks sell MSRs from time to time due to a need for capital

How Do MSRs Come to Market?

- Intermittent large bulk portfolio sales ($10+ billion in UPB)
  - Require considerable coordination with selling institutions and Agencies
- Mini-bulk sales (typically $500 million to $5 billion in UPB)
- Flow/co-issue MSR transactions (monthly commitments, typically $20-100 million in UPB)
  - Alternative delivery method typically from larger independent originators

Which MSR Transactions Are Attractive?

- GSE and Ginnie Mae servicing in which PFSI has distinctive expertise
- MSRs sold and operational servicing transferred to PFSI (not subserviced by a third party)
- Measurable rep and warranty liability for PFSI

PFSI is uniquely positioned be a successful acquirer of MSRs

- Proven track record of complex MSR and distressed loan transfers
- Operational platform that addresses the demands of the Agencies, regulators, and financing partners
- Physical capacity in place to service over $200 billion in UPB
- Co-investment opportunity for PMT in the excess servicing spread

PennyMac® 4Q15 Earnings Report | 30

PMT's Excess Servicing Spread Investments in Partnership with PFSI

- PMT co-invests in Agency MSRs acquired from third-party sellers by PFSI
- PMT acquires the right to receive the excess servicing spread cash flows over the life of the underlying loans
- PFSI owns the MSRs and services the loans



Acquired by PFSI from Third-Party Seller(1)
MSR Asset (e.g., 25bp servicing fee)
Acquired by PMT from PFSI(1)
Excess Servicing Spread (e.g., 12.5bp)
Base MSR (e.g., 12.5bp)

Example transaction: actual transaction details may vary materially

<u>Excess Servicing Spread</u>[2]

- Interest income from a portion of the contractual servicing fee
  - Realized yield dependent on prepayment speeds and recapture

<u>Base MSR</u>

- Income from a portion of the contractual servicing fee
- Also entitled to ancillary income
- Bears expenses of performing loan servicing activities
- Required to advance certain payments largely for delinquent loans

(1) The contractual servicer and MSR owner is PennyMac Loan Services, LLC, an indirect subsidiary of PennyMac Financial Services, Inc.
(2) Subject and subordinate to Agency rights (under the related servicer guide); does not change the contractual servicing fee paid by the Agency to the servicer.

PennyMac®
4Q15 Earnings Report | 31